MERIDIAN SPORTS INCORPORATED
                                             George Napier
                                             President
                                             Chief Executive Officer


                                              January 29, 1996

Barry Tait
O'Brien International
14615 N.E. 91st Street
Redmond, Washington  98073

Dear Barry:

                  Meridian Sports Incorporated (the "Company") considers it essential to the best interests of the Company, its stockholders and O'Brien International ("O'Brien") to foster the continuous employment of key management personnel. In this connection, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of certain employees of the Company, including yourself, to their assigned duties without distraction in the face of potentially disrupting circumstances arising from the possibility of a change in control of O'Brien ("Change in Control").

                  In order to induce you to remain in the employ of O'Brien, O'Brien agrees that you shall receive certain benefits set forth in this letter agreement (the "Agreement") in connection with a possible Change in Control of O'Brien (which is deemed to include the sale of all or substantially all of the assets of O'Brien).

                  1. Term of Agreement. This Agreement will commence on the date hereof and will continue in effect until December 31, 1996 or, if a Change in Control occurs prior to December 31, 1996, six months after the date of a Change in Control.

                  2. Retention Payment. If you are employed by O'Brien (or its successor) on the date six months immediately following a Change in Control, then on such date you will receive a Retention Payment of $100,000. If O'Brien (or its successor) terminates your employment without cause prior to a date which is six months immediately following a Change in Control, then you will receive the Retention Payment on the date which is six months immediately following a Change in Control.

                  3. Other Considerations. The Retention Payment will not constitute salary or compensation for the purpose of any employee benefit plan maintained by the Company (or






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Barry Tait
January 29, 1996
Page 2

its successor). Nothing in this Agreement shall affect your rights as an employee of O'Brien nor any right of O'Brien or the Company (or their successors), to discharge you at any time for any reason whatsoever, with or without cause.

                  If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject.

                                          Sincerely,

                                          MERIDIAN SPORTS INCORPORATED
                                          O'BRIEN INTERNATIONAL



                                          By: /s/ George Napier
                                            ----------------------------
                                            George Napier


Accepted and agreed this 31st
day of Januray 1996.

/s/ Barry Tait
- - -----------------------------
Barry Tait